                                                                  EXHIBIT 3.1

                                 ARTICLES OF INCORPORATION

                                             OF

                                 GEOTECK INTERNATIONAL, INC.

     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation.

                                     ARTICLE I.
                                       NAME
                                       ----

     The name of this corporation is Geoteck International, Inc.

                                     ARTICLE II.
                            AGENT FOR SERVICE OF PROCESS
                            ----------------------------

     The name of this corporation's initial agent in the State of Nevada for service of process is CSC Services of Nevada, Inc. The address of the agent is 502 East John Street, Carson City, Nevada 89706.

                                    ARTICLE III.
                                       STOCK
                                       -----

     The corporation is authorized to issue only one class of shares of stock, to known as "common stock." The total number of shares that the corporation is authorized to issue is Twenty Five Million (25,000,000), all of which are of a par value of $.001 each.

                                    ARTICLE IV.
                                     DIRECTORS
                                     ---------

     The governing board of the corporation shall be styled as a "Board of Directors," and any member of the Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is two (2). The names and post office boxes or street addresses, either residence or business, of said members are as follows:


                  Name                      Address
                  ----                      -------

                  David Ho                  1409 Forbes Ave.
                                            North Vancouver, B.C.
                                            Canada VZM 242

                  Terry Woo                 745 E. 50th Ave.
                                            Vancouver, B.C.
                                            Canada V5X 1B4

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                   ARTICLE V.
                       LIMITATION OF DIRECTOR LIABILITY
                       --------------------------------

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permissible under the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                                   ARTICLE VI.
                                 INDEMNIFICATION
                                 ---------------

     The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (the "Law"), indemnify any and all persons whom it shall have power to indemnify under the Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VIL.
                                   INCORPORATOR
                                   ------------

     The name and post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:


                  Name                      Address
                  ----                      -------

                  Kellie E. Davidson        c/o Jones, Day, Reavis & Pogue
                                            555 West 5th Street, Suite 4600
                                            Los Angeles, California 90013

     IN WITNESS THEREOF, I do hereby execute these Articles of Incorporation on May 23, 1997.


                                             /s/ Kellie E. Davidson
                                             --------------------------------
                                             Kellie E. Davidson, Incorporator

State of California        )
                           ) ss
County of Los Angeles      )

On May 23, 1997 before me, the undersigned a notary public personally appeared Kellie E. Davidson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to as that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

   /s/ Joyce Rooks
----------------------
Name of Notary Public

Notary Expiration Date: 3-3-2000                                      [SEAL]

                                 CERTIFICATE OF AMENDMENT

                                            OF

                                 ARTICLES OF INCORPORATION

                                            OF

                                 GEOTECK INTERNATIONAL, INC.

     Kellie E. Davidson certifies that:

     1. She constitutes the sole original incorporator of Geoteck
International, Inc. a Nevada corporation.

     2. The original Articles of Incorporation of the corporation were filed in the office of the Secretary of State on May 23, 1997.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. She hereby adopts the following amendment to the Articles of Incorporation of the corporation.

        Article III is amended to read as follows:

        "The corporation is authorized to issue only one class of shares of stock, to be known as "common stock." The total number of shares that the corporation is authorized to issue is Forty Million (40,000,000), all of which are of a par value of $.001 each."

     IN WITNESS WHEREOF, the undersigned has executed this certificate on this 5th day of June, 1997.


                                             /s/ Kellie E. Davidson
                                             -------------------------------
                                             Kellie E. Davidson

State of California        )
                           ) ss
County of Los Angeles      )

On June 5, 1997 before me, the undersigned a notary public personally appeared Kellie E. Davidson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

   /s/ Joyce Rooks
----------------------
Name of Notary Public

Notary Expiration Date: 3-3-2000                                      [SEAL]

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                              ARTICLES OF INCORPORATION

                                          OF

                             GEOTECK INTERNATIONAL, INC.

     The undersigned, Jim Ford and George Wilfred Norman Wareham, being the President and Secretary, respectively, of Geoteck International, Inc., a Nevada corporation (the "Corporation"), do hereby certify as follows:

     1. The original Articles of Incorporation of the Corporation were filed in the office of the Secretary of State on May 23, 1997, and were amended on June 5, 1997.

     2. The Board of Directors of the Corporation, by their unanimous written consent dated April 9, 1998, duly adopted resolutions amending the Corporation's Articles of Incorporation as currently in effect (the "Charter") as follows:

     Article I of the Charter is hereby amended and substituted in its entirety so that it shall now read as follows:

          "The name of the corporation is Marine Shuttle Operations Inc."

     Article III of the Charter is hereby amended and substituted in its entirety so that it shall now read as follows:

          "The total number of shares of stock which the Corporation shall have authority to issue is seventy five million (75,000,000), all of which shall be shares of common stock, $0.001 par value per share."

     3. The number of shares of the Company outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,020,000, and the foregoing amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 9th day of April, 1998.


                              ----------------------------------------
                              Jim Ford, President


                              ----------------------------------------
                              George Wilfred Norman Wareham, Secretary

State of _________________________)
County of ________________________)



     On _______________________, personally appeared before me, a Notary Public, Jim Ford, President of Geoteck International, Inc., who acknowledged that he executed the attached instrument.





                              --------------------------------------------------
                              Signature of Notary



    (NOTARY STAMP OR SEAL)